UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

As disclosed in a Current Report on Form 8-K filed on April 26, 2013, MGT Capital Investments, Inc. (the “Company”) made an offer to the holders of the Company’s $3.85 Common Stock Purchase Warrants (the “Warrants”) which are held by a limited number of accredited investors providing if such investors exercised one Warrant within the next 5 business days, they would have the right to exchange up to two additional Warrants (for each Warrant exercised) for 5/8ths per share of Common Stock per Warrant exchanged. The investors would then have 20 days to determine whether to participate in the exchange after exercising their Warrants. The exchange is on a voluntary basis. The Company had approximately 2,760,000 Warrants outstanding. The results of the offer were that holders of 678,934 Warrants elected to exercise their Warrants during the five business day period. In addition, the allowed maximum of 1,357,868 Warrants were exchanged for 848,671 shares of the Company’s Common Stock. Such shares of Common Stock to be issued pursuant to the exchange have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Securities Act.

Following the exercises and exchanges, the Company now has 723,922 Warrants outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer